                          Independent Auditors' Report



   The Board of Directors
   MNB Bancshares, Inc.:


   We have audited the accompanying consolidated balance sheets of MNB Bancshares, Inc. and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                  /s/ KPMG LLP


   Kansas City, Missouri
   February 2, 2001


                MNB BANCSHARES, INC. AND SUBSIDIARIES
                          MANHATTAN, KANSAS

                     Consolidated Balance Sheets
                     December 31, 2000 and 1999


             Assets                      2000             1999
                                    ----------------- -----------------
Cash and cash equivalents:
  Cash                             $      1,582,255         2,952,527
  Interest-bearing deposits in
    other financial institutions          2,251,438         1,362,486
                                    ------------------ ----------------

         Total cash and cash
           equivalents                    3,833,693         4,315,013

Investment securities:
  Held-to-maturity                          914,309         1,603,268
  Available-for-sale                     46,734,252        43,402,200
Loans, net                               93,676,854        86,969,008
Loans held for sale                         380,250           751,193
Premises and equipment, net of            2,253,729         2,288,028


Accrued interest and other assets         5,103,766         3,933,590
                                    ------------------ ----------------

         Total assets              $    152,896,853       143,262,300
                                    ================== ================

  Liabilities and Stockholders' Equity

Liabilities:
  Deposits:
    Noninterest bearing demand     $     10,721,389        10,124,653
    Money market and NOW                 44,390,474        37,073,098
    Savings                              11,962,879        10,017,267
    Time, $100,000 and greater           10,264,383        10,897,718
    Time, other                          52,846,935        44,223,593
                                    ------------------ ----------------

         Total deposits                 130,186,060       112,336,329

Federal Home Loan Bank
  borrowings                              5,632,870        15,655,010
Other borrowings                            864,870         1,043,847
Accrued interest and expenses,
  taxes, and other liabilities            1,537,127           936,730
                                    ------------------- ---------------

         Total liabilities              138,220,927       129,971,916
                                    ------------------ ----------------

Stockholders' equity:
  Common stock, $.01 par;
    3,000,000 shares authorized;
    1,534,828 and 1,449,303
    shares issued and outstanding
    at 2000 and 1999                         15,348            14,493
  Additional paid-in capital              9,634,291         9,011,899
  Retained earnings                       4,931,576         4,821,937
  Unearned employee benefits               (119,870)         (173,847)
  Accumulated other
    comprehensive income (loss)             214,581          (384,098)
                                    ------------------ ----------------

         Total stockholders' equity      14,675,926        13,290,384

Commitments and contingencies                     -                 -
                                    ------------------- ---------------

         Total liabilities and
           stockholders' equity    $    152,896,853       143,262,300
                                    ================== ================


See accompanying notes to consolidated financial statements.

                    MNB BANCSHARES, INC. AND SUBSIDIARIES
                                MANHATTAN, KANSAS

                       Consolidated Statements of Earnings

                Years ended December 31, 2000, 1999, and 1998

                                                 2000      1999       1998
                                              ---------- ---------- -----------
Interest income:
  Loans                                      $  8,197,519  6,846,202  7,326,727
  Investment securities                         2,633,427  2,691,003  2,714,558
  Other                                            53,944     13,329    248,150
                                              ------------ ---------- ----------

            Total interest income              10,884,890  9,550,534 10,289,435
                                              ------------ --------- ----------

Interest expense:
  Deposits                                      5,264,385  4,285,924  5,035,706
  Other borrowings                                771,022    701,778    557,267
                                              ------------- --------- ----------

            Total interest expense              6,035,407  4,987,702  5,592,973
                                              ------------ ---------- ----------

            Net interest income                 4,849,483  4,562,832  4,696,462

Provision for loan losses                          85,000     15,000     90,000
                                              ----------- ---------- -----------

            Net interest income after
              provision for loan losses         4,764,483  4,547,832  4,606,462
                                              -----------  ---------  ----------

Noninterest income:
  Fees and service charges                      1,100,427    805,616    735,459
  Gains on sales of loans                          94,551    141,501    384,427
  Other                                            17,554     55,392     92,402
                                              ------------ --------- -----------

            Total noninterest income            1,212,532  1,002,509  1,212,288
                                              ------------ ---------- ----------

Noninterest expense:
  Compensation and benefits                     2,190,673  2,083,502  2,043,450
  Occupancy and equipment                         685,613    597,807    632,727
  Amortization                                    237,919    226,113    245,958
  Professional fees                               121,170    138,716    212,424
  Data processing                                 136,390    131,479    139,714
  Other                                         1,049,256  1,005,168  1,084,307
                                              ------------ ---------- ----------


            Total noninterest expense           4,421,021  4,182,785  4,358,580
                                              ----------- ----------- ---------

            Earnings before income taxes        1,555,994  1,367,556  1,460,170

Income taxes                                      476,059    463,317    478,142
                                              ----------- ---------- -----------

            Net earnings                     $  1,079,935  904,239    982,028
                                              =========== ========== ===========

Earnings per share:
  Basic                                      $   0.71      0.60       0.66
  Diluted                                        0.70      0.58       0.63
                                              =========== ========== ===========

See accompanying notes to consolidated financial statements.


                       MNB BANCSHARES, INC. AND SUBSIDIARIES
                                MANHATTAN, KANSAS

      Consolidated Statements of Stockholders' Equity and Comprehensive Income

                   Years ended December 31, 2000, 1999, and 1998

                                                                            Accumulated
                                     Additional                   Unearned  other
                             Common  paid-in    Retained Treasury employee  comprehensive
                              stock  capital    earnings  stock   benefits  income (loss)  Total
                             ------- --------- --------  ------- ---------  -------------  -----
Balance at December 31,      $12,845 7,122,795 5,341,952       - (271,187)  69,444         12,275,849
                             ------- --------- --------- ------- ---------  ------        ----------

Comprehensive income:
  Net earnings                    -         -    982,028       -        -        -            982,028
  Change in fair value of
   securities
   available-for-sale,
   net of tax                     -         -          -       -        -  159,828            159,828
                             ------- ---------  -------- ------- --------- -------         ----------

       Total comprehensive
         income                   -         -    982,028       -        -  159,828          1,141,856
                             ------- ---------  -------- ------- --------- --------         ----------


Dividends paid ($.23 per
  share)                          -         -   (333,891)      -        -        -           (333,891)
Reduction of unearned employee
  benefits                        -         -          -       -   48,836        -             48,836
Issuance of 18,672 shares under
  stock compensation plans      187   108,836          -       -        -        -            109,023
5% stock dividend (64,844
  shares)                       648   967,894   (968,542)      -        -        -                  -
                             ------- --------   --------- ------- -------- --------        -----------

Balance at December 31, 1998 13,680 8,199,525  5,021,547        - (222,351) 229,272         13,241,673

Comprehensive income:
  Net earnings                    -         -    904,239        -        -        -            904,239
  Change in fair value of
   securities
   available-for-sale,
   net of tax                     -         -         -         -        -  (613,370)         (613,370)
                             ------- --------  -------- --------- --------- ---------      -----------

       Total comprehensive
       income (loss)              -         -    904,239        -        -  (613,370)          290,869
                             ------- --------   ---------  ------- -------- ---------      -----------

Dividends paid ($.24 per
  share)                          -         -   (353,544)       -        -          -         (353,544)
Reduction of unearned employee
  benefits                        -         -          -        -   48,504          -           48,504
Issuance of 12,419 shares under
  stock compensation plans      124    62,758          -        -        -          -           62,882
5% stock dividend (68,908
  shares)                       689   749,616   (750,305)       -        -          -                -
                             ------- --------   --------- ------- --------   ---------      ----------

Balance at December 31, 1999 14,493 9,011,899  4,821,937        - (173,847)  (384,098)      13,290,384

Comprehensive income:
  Net earnings                    -         -  1,079,935        -        -          -        1,079,935
  Change in fair value of
   securities
   available-for-sale,
   net of tax                     -         -          -        -        -    598,679          598,679
                             ------- -------- ----------   ------ --------   --------      -----------

       Total comprehensive
         income                   -         - 1,079,935         -        -    598,679        1,678,614
                             ------- -------- ---------    ------ --------   --------    --------------

Dividends paid ($.25 per
  share)                          -         - (371,238)         -        -          -         (371,238)
Reduction of unearned employee
  benefits                        -         -        -          -   53,977          -           53,977
Issuance of 19,112 shares under
  stock compensation plans      191    69,446        -          -        -          -           69,637
Purchase of treasury shares
  (5,681 shares)                  -         -        -    (45,448)       -          -          (45,448)


5% stock dividend (72,094
  shares)                       664   552,946 (599,058)    45,448        -          -                -
                             ------- -------- ---------   ------- --------    --------   --------------

Balance at December 31, 2000 $15,348 9,634,291 4,931,576        - (119,870)    214,581       14,675,926
                             ======= ========= ========   ======= =========    =======       ==========

See accompanying notes to consolidated financial statements.


                  MNB BANCSHARES, INC. AND SUBSIDIARIES
                            MANHATTAN, KANSAS

                  Consolidated Statements of Cash Flows

              Years ended December 31, 2000, 1999, and 1998


                                               2000       1999         1998
                                           -------------------------------------
Cash flows from operating activities:
 Net earnings                             $   1,079,935    904,239      982,028
 Adjustments to reconcile net
   earnings provided by operating
   activities:
    Provision for loan losses                    85,000     15,000       90,000
    Depreciation and amortization               549,538    509,395      561,196
    Amortization of loan fees                   (13,706)   (35,343)     (55,232)
    Deferred income taxes                        26,600     47,400     (129,400)
    Net (gain) loss on sales of investment
     securities available-for-sale,
     premises and equipment, and
     other real estate                           30,368      (7,147)     (11,068)
    Net gain on sales of loans                  (94,551)   (141,501)    (384,427)
    Proceeds from sale of loans               8,674,665  12,397,598   33,323,344
    Origination of loans for sale            (8,209,171)(12,251,543) (32,950,902)
    Accretion of discounts and
     amortization of premiums on
     investment securities, net                  38,140      78,119       43,173
    Changes in assets and
     liabilities:
    Accrued interest and other
     assets                                    (347,658)    (81,103)      94,175
    Accrued expenses, taxes, and


     other liabilities                          118,318     268,232    (121,929)
                                           -------------  -----------  -------------

       Net cash provided by
       operating activities                   1,937,478   1,703,346    1,440,958
                                           ------------  -----------  -----------

Cash flows from investing activities:
 Net (increase) decrease in loans            (6,407,724)(12,756,422)  10,368,287
 Maturities and prepayments of investment
   securities held-to-maturity                  684,328     552,959    4,344,489
 Proceeds from sale of investment
   securities held-to-maturity                        -     102,317            -
 Proceeds from sale of branch                         -           -      973,284
 Maturities and prepayments of investment
   securities available-for-sale             13,248,519  13,920,118   13,864,202
 Purchases of investment
   securities available-for-sale            (17,959,385)(15,895,185) (27,114,772)
 Proceeds from sale of investment
   available-for-sale                         2,280,547   5,904,906      560,024
 Proceeds from sales of foreclosed
   assets                                        29,636      50,000      142,879
 Purchases of premises and equipment, net      (273,973)   (339,460)    (260,359)
 Improvements of other real estate               (8,659)     (4,600)           -
 Net cash received in branch
   acquisitions                              13,063,585           -            -
                                           ------------ ------------ ------------

       Net cash provided by (used
         in) investing activities         $   4,656,874  (8,465,367)   2,878,034
                                           ------------  -----------  -----------
Cash flows from financing activities:
 Net increase (decrease) in
   deposits                               $   3,418,517  (2,725,693)  (4,396,004)
 Net decrease in securities sold
   under agreements to repurchase                     -           -     (549,615)
 Federal Home Loan Bank borrowings
   (repayments), net                        (10,022,140) 11,047,860     (821,427)
 Repayments on note payable                    (125,000)   (830,000)  (1,150,000)
 Issuance of common stock under stock
   option plan                                   69,637      62,882      109,023
 Payment of dividends                          (371,238)   (353,544)    (333,891)
 Purchase of treasury stock                     (45,448)          -            -
                                           ------------- ------------ ------------

       Net cash provided by (used
         in) financing activities            (7,075,672)  7,201,505   (7,141,914)
                                           -------------  ---------- --------------

       Net increase (decrease) in
         cash and cash equivalents             (481,320)    439,484   (2,822,922)

Cash and cash equivalents at
  beginning of year                           4,315,013   3,875,529    6,698,451
                                           ------------- ----------- -------------


Cash and cash equivalents at end
  of year                                 $   3,833,693   4,315,013    3,875,529
                                           ============= =========== =============

Supplemental disclosure of cash flow information:
Cash paid during the year for
  income taxes                            $     424,000     240,000      702,000
                                           ============ ============ =============

 Cash paid during the year for
   interest                               $   5,957,000   4,978,000    5,623,000
                                           ============ ============ =============

Supplemental schedule of noncash
investing and
 financing activities:
   Transfer of loans to real
   estate owned                           $     369,000     105,000       39,000
   Branch acquisitions:
    Liabilities assumed                      13,827,000           -            -
    Fair value of assets acquired               764,000           -            -
                                           ============ =========== ==============

   Branch sale:
    Liabilities sold                      $           -          -     2,769,000
    Assets sold                                       -          -     3,742,000
                                           ============ =========== =============

See accompanying notes to consolidated financial statements.


                     MNB BANCSHARES, INC. AND SUBSIDIARIES
                                MANHATTAN, KANSAS

                  Notes to Consolidated Financial Statements

                       December 31, 2000, 1999, and 1998


(1)  Summary of Significant Accounting Policies

     (a)Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of MNB Bancshares, Inc. (the Company) and its wholly owned subsidiaries, principally Security National Bank (the Bank). Intercompany balances and transactions have been eliminated in consolidation.

     (b)Investment Securities

        The Company classifies its investment securities portfolio as held-to-maturity, which are recorded at amortized cost, or available-for-sale, which are recorded at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity until realized. Premiums and discounts are amortized over the estimated lives of the securities using a method which approximates the interest method. Gains and losses on sales are calculated using the specific identification method.

     (c)Loans and Related Earnings

        Management determines at the time of origination whether loans will be held for the portfolio or sold in the secondary market. Generally, fixed rate mortgage loans are originated and underwritten for resale in the secondary mortgage market. That decision depends on a number of factors, including the yield on the loan and the term of the loan, market conditions, and the current gap position.

        Mortgage loans originated and intended for sale in the secondary market are recorded at the lower of aggregate cost or estimated fair value. Fees received on such loans are deferred and recognized in income as part of the gain or loss on sale. Net unrealized losses are recognized in a valuation allowance by charges to income. Fees received on other loans in excess of amounts representing the estimated costs of origination are deferred and credited to interest income using the interest method.

        Accrual of interest on nonperforming loans is suspended when, in the opinion of management, the collection of such interest or the related principal is less than probable. Any interest received on nonaccrual loans is credited to principal.


     (d)Allowance for Loan Losses

        Provisions for losses on loans are based upon management's estimate of the amount required to maintain an adequate allowance for losses, relative to the risk in the loan portfolio. The estimate is based on reviews of the loan portfolio, including assessment of the estimated net realizable value of the related underlying collateral, and upon consideration of past loss experience, current economic conditions, and such other factors which, in the opinion of management, deserve current recognition. Amounts are charged off as soon as probability of loss is established, taking into consideration such factors as the borrower's financial condition, underlying collateral, and guarantees. Loans are also subject to periodic examination by regulatory agencies. Such agencies may require charge-offs or additions to the allowance based upon their judgments about information available at the time of their examination.

     (e)Stock in Federal Home Loan Bank and Federal Reserve Bank

        The Bank is a member of the Federal Home Loan Bank (FHLB) and the

        Federal Reserve Bank (FRB) systems. As a FHLB member, the Bank is required to purchase and hold stock in the FHLB of Topeka in an amount equal to the greater of (a) 1% of unpaid residential loans, (b) 5% of outstanding FHLB advances, or (c) 0.3% of total assets. FHLB and FRB stock are included in available-for-sale securities.

     (f)Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally using the straight-line method over the estimated useful lives, ranging from 3 to 31.5 years, of the assets. Major replacements and betterments are capitalized while maintenance and repairs are charged to expense when incurred. Gains or losses on dispositions are reflected in current operations.

     (g)Intangible Assets

        The Company's core deposit intangible asset and goodwill is being amortized over ten (accelerated) and fifteen (straight-line) years, respectively. When facts and circumstances indicate potential impairment, the Company evaluates the recoverability of asset carrying values, including intangible assets, using estimates of undiscounted future cash flows over remaining asset lives. When impairment is indicated, any impairment loss is measured by the excess of carrying values over fair values. No impairment losses have been recorded during 2000, 1999, or 1998.

        Goodwill and core deposit amortization was $237,919, $226,113, and $245,958 in 2000, 1999, and 1998, respectively. The remaining unamortized balances of such assets at December 31, 2000 and 1999 aggregated $2,847,836 and $2,298,997, respectively.


     (h)Income Taxes

        The Company files a consolidated federal income tax return with its subsidiaries, and records deferred tax assets and liabilities for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)Use of Estimates

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     (j)Comprehensive Income

        The Company's only component of other comprehensive income is the unrealized holding gains and losses on available-for-sale securities as shown below:

                                                      For the years ended
                                                          December 31
                                                   -----------------------
                                                    2000     1999      1998
                                                  -------  -------    ------
Unrealized holding gains (losses)                 $935,242  (982,160) 268,694
Less reclassification adjustment for gains
  (losses)included in net income                   (30,368)    7,147   10,795
                                                    -------  -------   ------

        Net unrealized gains (losses) on
          securities                               965,610  (989,307) 257,899

Income tax expense (benefit)                       366,931  (375,937)  98,071
                                                   -------   -------   ------

        Other comprehensive income                $598,679  (613,370) 159,828
                                                   =======   =======  ======

     (k)Earnings Per Share

        Basic earnings per share have been computed based upon the weighted average number of common shares outstanding during each year. Diluted earnings per share include the effect of all potential common shares outstanding during each year. Earnings per share for all periods presented have been adjusted to give effect to the 5% stock dividends paid by the Company annually since 1994, and the two-for-one stock split declared on January 21, 1998.


        The shares used in the calculation of basic and diluted income per share, which have been restated for the annual 5% stock dividends and the 1998 stock split, are shown below:

                                               For the years ended
                                                    December 31


                                          ------------------------------
                                           2000       1999        1998
                                          -----       -----       -----
Weighted average common
   shares outstanding                   1,517,815   1,516,880   1,501,863
Stock options                              35,950      41,972      58,109
                                          -------     -------    --------
                                        1,553,765   1,558,852   1,559,972
                                        =========   =========   =========


(2)  Acquisitions

     On July 31, 2000, the Company acquired two branches from Commercial Federal Savings Bank in Osage City and Wamego, Kansas. The Company acquired the assets and assumed the liabilities of the branches, which consisted mainly of deposit accounts. The Company received $13.1 million cash in the transaction because the liabilities assumed exceeded the assets received. The acquisition was accounted for as a purchase and resulted in goodwill of approximately $787,000.

     The Company sold a branch in Beloit, Kansas in 1998. The sale of the branch included approximately $3.3 million of loans and $2.8 million of deposits. A premium of approximately $120,000, net of tax, was received from the buyer and offset against previously recorded goodwill.


(3)  Investment Securities

     A summary of investment securities information is as follows:

                                                     December 31, 2000
                                 -----------------------------------------------------
                                                 Gross          Gross
                                   Amortized   unrealized     unrealized   Estimated
                                     cost         gains        losses      fair value
                                 -----------   -----------   -----------   -----------

Held-to-maturity:
   Municipal obligations         $   830,186         1,336           697       830,825
   Mortgage-backed securities         84,123           958          --          85,081
                                 -----------   -----------   -----------   -----------

        Total                    $   914,309         2,294           697       915,906
                                 ===========   ===========   ===========   ===========



Available-for-sale:
   U. S. government and agency
    obligations                  $16,328,869       252,065        12,994    16,567,940
   Municipal obligations          12,567,754       158,727        20,049    12,706,432
   Mortgage-backed securities     15,447,731        66,407        98,058    15,416,080
   FHLB stock                      1,136,100          --            --       1,136,100
   Other investments                 907,700          --            --         907,700
                                 -----------   -----------   -----------   -----------

        Total                    $46,388,154       477,199       131,101    46,734,252
                                 ===========   ===========   ===========   ===========

                                                              December 31, 1999
                                           -----------------------------------------------------

                                                            Gross         Gross
                                            Amortized     unrealized    unrealized    Estimated
                                               cost         gains         losses      fair value
                                           -----------   -----------   -----------   -----------
Held-to-maturity:
   Municipal obligations                   $ 1,506,837         1,503         3,952     1,504,388
   Mortgage-backed securities                   96,431         1,265          --          97,696
                                           -----------   -----------   -----------   -----------

        Total                              $ 1,603,268         2,768         3,952     1,602,084
                                           ===========   ===========   ===========   ===========

Available-for-sale:
   U. S. government and agency
    obligations                            $18,811,540         4,400       193,295    18,622,645
   Municipal obligations                     7,453,267           810       100,178     7,353,899
   Mortgage-backed securities 16,323,006         1,396       332,646    15,991,756
   FHLB stock                                1,111,200          --            --       1,111,200
   Other investments                           322,700          --            --         322,700
                                           -----------   -----------   -----------   -----------

        Total                              $44,021,713         6,606       626,119    43,402,200
                                           ===========   ===========   ===========   ===========


     Maturities of investment securities at December 31, 2000 are as follows:

                                                          Amortized      Estimated
                                                            cost        fair value
                                                         -----------   -----------

Held-to-maturity:
   Due in less than one year                             $   473,380   $   473,181
   Due after one year but within five years                  356,806       357,644
   Mortgage-backed securities                                 84,123        85,081
                                                         -----------   -----------


        Total                                            $   914,309   $   915,906
                                                         ===========   ===========

Available-for-sale:
   Due in less than one year                             $ 5,068,555     $5,059,11
   Due after one year but within five years 18,728,798    18,988,303
   Due after five years                                    5,099,269     5,226,956
   Mortgage-backed securities and other
     investments                                          17,491,532    17,459,880
                                                         -----------   -----------

        Total                                            $46,388,154   $46,734,252
                                                         ===========   ===========


   Except for U.S. government and agency obligations, no investment in a single issuer exceeded 10% of stockholders' equity.

   At December 31, 2000 and 1999, securities pledged to secure public funds on deposit had a carrying value of approximately $32 million and $30 million, respectively.

(4)  Loans

     Loans consist of the following at December 31:

                                                   2000         1999
                                                  -------      ------

Real estate loans:
   One-to-four family residential               $28,539,735  27,125,681
   Commercial                                    32,050,399  31,635,398
Commercial loans                                 24,326,775  20,482,825
Consumer loans                                    8,686,434   7,168,702
Student loans                                     1,500,635   1,876,948
                                                  ---------  ----------

        Total                                    95,103,978  88,289,554

Less:
   Loans in process                                  77,672       5,159
   Deferred loan fees                                72,194      66,629
   Allowance for loan losses                      1,277,258   1,248,758
                                                  ---------   ---------

        Loans, net                              $93,676,854  86,969,008
                                                 ==========  ==========

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet customer financing needs. These financial instruments consist principally of commitments to extend credit. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Company's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. In the normal course of business, there are various commitments and contingent liabilities, such as guarantees, commitments to extend credit, letters of credit, and lines of credit, which are properly not recorded in the accompanying consolidated financial statements. The Company generally requires collateral or other security on unfunded loan commitments and irrevocable letters of credit. Commitments to extend credit and lines of credit aggregated approximately $14.7 million and $16.4 million at December 31, 2000 and 1999, respectively.

     The Company is exposed to varying risks associated with concentrations of credit relating primarily to lending activities in specific geographic areas. The Company's principal lending area consists of the cities of Manhattan, Auburn, Topeka, Wamego, and Osage City, Kansas and the surrounding communities, and substantially all of the Company's loans are to residents of or secured by properties located in its principal lending area. Accordingly, the ultimate collectibility of the Company's loan portfolio is dependent upon market conditions in those areas. These geographic concentrations are considered in management's establishment of the allowance for loan losses.

     A summary of the activity in the allowance for loan losses is as follows:

                                         2000           1999          1998
                                        -------        -------       --------

      Balance at beginning of year   $ 1,248,758      1,291,901      1,335,024
      Provision                           85,000         15,000         90,000
      Charge-offs                        (72,310)      (114,101)      (170,977)
      Recoveries                          15,810         55,958         37,854
                                     -----------    -----------    -----------

      Balance at end of year         $ 1,277,258      1,248,758      1,291,901
                                     ===========    ===========    ===========

     At December 31, 2000 and 1999, impaired loans, including nonaccrual loans, aggregated approximately $406,000 and $466,000, respectively.

     The Bank serviced loans for others of $13.3 million and $15.2 million at December 31, 2000 and 1999, respectively. Because the Bank sold substantially all loans originated for sale on a servicing released basis, no additional gains on sales or related mortgage servicing assets were recorded during 2000, 1999, or 1998.

     The Bank had loans to directors and officers at December 31, 2000, which carry terms similar to those for other loans. A summary of such loans is as follows:

     Balance at beginning              $1,756,916
     New loans                            354,422
     Payments                            (169,357)
                                         --------
     Balance at end of year           $ 1,941,981
                                        =========

(5)  Premises and Equipment

     Premises and equipment consist of the following at December 31:

                                                   2000          1999
                                                 --------      --------

Land                                         $   353,412       353,412
Office buildings and improvements              2,175,737     2,131,167
Furniture and equipment                        2,076,769     1,877,026
Automobiles                                      186,565       171,760
                                                --------      --------

        Total                                  4,792,483     4,533,365

Less accumulated depreciation                  2,538,754     2,245,337
                                               ---------     ---------

        Total                                 $2,253,729     2,288,028
                                               =========     =========

     The Company has multiyear operating lease agreements for several of its branch locations. The Company's minimum lease commitments in future years are:




                    Year ending
                    December 31,   Amount
                    ------------   ------

                      2001       $ 95,184
                      2002         95,184
                      2003         95,184
                      2004         95,184
                      2005         54,332
                                 --------
                      Total     $ 435,068
                                =========

     Total rent expense for the years ended December 31, 2000, 1999, and 1998 was $85,797, $42,601, and $42,540, respectively.


(6)  Time Deposits

     Maturities of time deposits are as follows at December 31, 2000:

           Year     Amount
           ------  ---------
           2001   $51,761,295
           2002     6,811,066
           2003     2,379,004
           2004     1,859,066
           2005       300,887
                  -----------
           Total  $63,111,318
                  ===========

(7)  Federal Home Loan Bank Advances

     There were no short-term advances outstanding at December 31, 2000. Short-term advances from the FHLB at December 31, 1999 were $7,440,000, with rates ranging from 5.40% to 5.97%. Long-term advances from the FHLB at December 31, 2000 and 1999 amount to $3,892,870 and $7,250,010, respectively. Maturities of such advances at December 31, 2000 are summarized as follows:



                              Year ending
                              December 31,   Amount     Rates
                              -------------  ------- ------------


                              2002     $ 2,285,720      6.24% - 6.95%
                              2003         607,150      6.83% - 7.23%
                              2004       1,000,000      6.44%
                                          -------
                                       $ 3,892,870
                                         =========

     The Bank has a line of credit, renewable annually in September, with the FHLB under which there were outstanding borrowings of $1,740,000 and $965,000 at December 31, 2000 and 1999, respectively. Interest on any outstanding balances on the line of credit accrues at the federal funds rate plus .15% (6.90% at December 31, 2000).

     Although no loans are specifically pledged, the FHLB requires the Bank to maintain eligible collateral (qualifying loans and investment securities) that has a lending value at least equal to its required collateral. At December 31, 2000, the Bank's total borrowing capacity with the FHLB was approximately $26.4 million.


(8)  Other Borrowings

     Other borrowings include a note payable relating to the Company's Employee Stock Ownership Plan (the ESOP) (see note 10) with an unrelated financial institution and a $2,500,000 line of credit with another unrelated financial institution. The ESOP loan of $119,870 and $173,847 at December 31, 2000 and 1999, respectively, bears interest at the prime rate (9.50% at December 31, 2000), is due in 2002, and is secured by the 21,923 unallocated shares of Company common stock held by the ESOP. The Company's line of credit had outstanding balances of $745,000 and $870,000 at December 31, 2000 and 1999, respectively, bears interest at the prime rate less .5%, is due December 31, 2002, and is secured by all of the Bank stock owned by the Company.

(9)  Income Taxes

     Total income tax expense for 2000, 1999, and 1998 is allocated as follows:

                          2000       1999       1998
                       --------   --------    --------
Operations             $476,059    463,317     478,142
Stockholders' equity    366,931   (375,937)     98,071
                       --------   --------    --------
                       $842,990     87,380     576,213
                       ========   ========    ========

     The components of income tax expense allocated to earnings are as follows:

                                 2000       1999       1998
                               --------   --------   --------
                    Current    $449,459    415,917    607,542
                    Deferred     26,600     47,400   (129,400)
                               --------   --------   --------

                               $476,059    463,317    478,142
                               ========   ========   ========

                    Federal    $401,059    392,917    429,736
                    State        75,000     70,400     48,406
                               --------   --------   --------

                               $476,059    463,317    478,142
                               ========   ========   ========

     The reasons for the difference between actual income tax expense and expected income tax expense allocated to earnings before extraordinary loss at the 34% statutory federal income tax rate are as follows:

                                                        2000         1999         1998
                                                     ---------    ---------    ---------
     Expected income tax expense at statutory rate   $ 529,038      464,969      496,458
     Tax-exempt interest                              (135,182)    (108,974)     (63,000)
     Nondeductible amortization                         40,182       40,182       59,565
     State income taxes                                 49,500       46,464       31,947
     Tax credit                                        (28,700)     (15,900)        --
     Other, net                                         21,221       36,576      (46,828)
                                                     ---------    ---------    ---------

                                                     $ 476,059      463,317      478,142
                                                     =========    =========    =========

     The tax effects of temporary differences that give rise to the significant portions of the deferred tax assets and liabilities at December 31, 2000 and 1999 are as follows:

                                                          2000     1999
                                                        -------  -------
       Deferred tax assets:
         Unrealized loss on investment securities
           available-for-sale                           $      -  235,400
         Allowance for loan losses                       384,000  376,000
         State taxes                                         800        -
         Other                                             8,300   23,000
                                                         -------  -------

        Total deferred tax assets                        393,100  634,400
                                                         -------  -------

Deferred tax liabilities:
   Unrealized gain on investment securities
    available-for-sale                                   131,500       -
   Core deposit intangible                                32,000   47,000
   FHLB stock dividends                                  255,000  255,000
   Premises and equipment                                 27,000   15,500
   State taxes                                                 -    4,000
   Other                                                  70,500   95,500
                                                         -------  -------

        Total deferred tax liabilities                   516,000  417,000
                                                         -------  -------

        Net deferred tax asset(liability)              $(122,900) 217,400
                                                         =======  =======

     A valuation allowance for deferred tax assets was not necessary at December 31, 2000 or 1999.


(10) Employee Benefit Plans

     Qualified employees of the Company and the Bank may participate in an employee stock ownership plan. The ESOP borrowed under a bank loan agreement (note 8) with the proceeds used to acquire the Company's common stock. At December 31, 2000, the ESOP held 112,703 shares of Company common stock. Contributions, along with dividends on unallocated shares of common stock, are used by the ESOP to make payments of principal and interest on the bank loan. Because the Company has guaranteed the ESOP's borrowing, the outstanding note payable balance is recorded as unearned compensation, which is presented as a reduction of stockholders' equity in the accompanying consolidated balance sheets. Unearned compensation is reduced as the related note payable is reduced. ESOP contributions by the Bank charged to compensation and benefits expense in 2000, 1999, and 1998 were approximately $46,000, $45,000, and $55,000, respectively.

     The Company has a stock option plan for directors and selected officers and employees. The exercise price of options granted under the plan is at least equal to the fair market value on the date of grant. The options vest over varying periods of time and are exercisable for up to ten years. Information with respect to option activity (as adjusted for stock dividends and split) is as follows:

                                           Number   Weighted average
                                           of       exercise price
                                           shares   per share
                                           -------  --------------
Outstanding at December 31, 1997            86,200   $ 4.65

Effect of 5% stock dividend                  3,635        -
Issued                                       4,071    13.13
Exercised                                  (17,192)    5.20
                                            -------

Outstanding at December 31, 1998            76,714     4.75

Effect of 5% stock dividend                  3,223        -
Issued                                         250    13.00
Exercised                                  (12,419)    5.06
                                           -------

Outstanding at December 31, 1999            67,768     4.50

Effect of 5% stock dividend                  4,854        -
Issued                                      29,400     8.38
Exercised                                  (18,713)    3.55
                                           -------

Outstanding at December 31, 2000            83,309     5.84
                                           =======  ========

Options exercisable at December 31, 2000    52,047   $ 4.34
                                            ======= ========

     Options outstanding at December 31, 2000 were exercisable at prices ranging from $3.55 to $11.90.


     In accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company has chosen not to apply the accounting provision of SFAS No. 123 in its consolidated financial statements but rather to disclose pro forma amounts. The fair value of the options granted in 1998, 1999, and 2000 were estimated utilizing the following assumptions: dividend yields of 1.8%, 1.9%, and 1.9%; volatility of 17.2%, 17.2%, and 17.2%; risk-free interest rate of

     6.5%, 7.0%, and 7.0%; and expected lives of five years, respectively. Pro forma net earnings and diluted net earnings per share for 2000, applying the disclosure provisions of SFAS No. 123, would have been approximately $1,059,000 and $.68. Pro forma net earnings and earnings per share for 1999 and 1998, applying the disclosure provisions of SFAS No. 123, would be the same as those amounts reflected in the accompanying consolidated statements of earnings.

     The Company has adopted an incentive program whereby bonuses are awarded if certain annual profitability thresholds are achieved. The incentive program also allows for discretionary bonuses. The Company recorded bonuses under the incentive programs of approximately $7,000, $31,000, and $6,000 in 2000, 1999, and 1998, respectively. In 2000 and 1998, accrued bonuses payable were used to purchase 399 shares and 1,480 shares of common stock from the Company for $3,142 and $19,703, respectively.

(11) Fair Value of Financial Instruments

     Fair value estimates of the Company's financial instruments as of December 31, 2000 and 1999, including methods and assumptions utilized, are set forth below:

                                   2000                 1999
                            -------------------       --------------------
                            Carrying  Estimated        Carrying    Estimated
                            amount    fair value       amount      fair value
                            --------- ---------        ---------    ---------

Investment securities    $ 47,648,561     47,650,000    45,005,468   45,004,000
                          ===========    ===========    ==========   ==========

Loans, net of unearned fees
   and allowance for loan
   losses                $ 93,676,854     92,474,000    86,969,008   83,182,000
                          ===========    ===========    ==========   ==========

Noninterest bearing demand
   deposits              $ 10,721,389     10,721,000    10,124,653   10,125,000
Money market and NOW
   deposits                44,390,474     44,390,000    37,073,098   37,073,000
Savings deposits           11,962,879     11,963,000    10,017,267   10,017,000
Time deposits              63,111,318     62,855,000    55,121,311   54,981,000
                          -----------    -----------   -----------  -----------

        Total deposits   $130,186,060    129,929,000   112,336,329  112,196,000
                          ===========    ===========   ===========  ===========

FHLB advances            $  5,632,870      5,687,000    15,655,010   15,456,000
                          ===========    ===========   ===========  ===========

Other borrowings         $    864,870        865,000     1,043,847    1,044,000
                          ===========    ===========   ===========  ===========

     Methods and Assumptions Utilized

     The carrying amount of cash and cash equivalents, loans held for sale, federal funds sold, and accrued interest receivable and payable are considered to approximate fair value.

     The estimated fair value of investment securities, except certain obligations of states and political subdivisions, is based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain obligations of states and political subdivisions is not readily available through market sources other than dealer quotations, so fair value estimates are based upon quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

     The estimated fair value of the Company's loan portfolio is based on the segregation of loans by collateral type, interest terms, and maturities. In estimating the fair value of each category of loans, the carrying amount of the loan is reduced by an allocation of the allowance for loan losses. Such allocation is based on management's loan classification system which is designed to measure the credit risk inherent in each classification category. The estimated fair value of performing variable rate loans is the carrying value of such loans, reduced by an allocation of the allowance for loan losses. The estimated fair value of performing fixed rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the interest rate risk inherent in the loan, reduced by an allocation of the allowance for loan losses. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. The fair value for significant nonperforming loans is the estimated fair value of the underlying collateral based on recent external appraisals or other available information, which generally approximates carrying value, reduced by an allocation of the allowance for loan losses.

     The estimated fair value of deposits with no stated maturity, such as noninterest bearing demand deposits, savings, money market accounts, and NOW accounts, is equal to the amount payable on demand. The fair value of interest-bearing time deposits is based on the discounted value of contractual cash flows of such deposits. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

     The carrying amounts of FHLB advances and other borrowings approximate fair value because such borrowings have relatively short terms or adjustable interest rates.

     Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

(12) Regulatory Capital Requirements

     Current regulatory capital regulations require financial institutions to meet three different regulatory capital requirements. Institutions are required to have minimum leverage capital equal to 4% of total average assets, minimum Tier 1 risk-based capital equal to 4% of total risk-weighted assets, and total qualifying capital equal to 8% of total risk-weighted assets in order to be considered "adequately capitalized." Management believes that, as of December 31, 2000, the Company and the Bank meet all capital adequacy requirements to which they are subject. The following is a comparison of the Company's regulatory capital to minimum capital requirements at December 31, 2000 (dollars in thousands):

                                                                              To be well-
                                                  For capital             capitalized under
                                                   adequacy               prompt corrective
                                 Actual            purposes               action provisions
                              -------------      --------------           -----------------
                              Amount  Ratio      Amount   Ratio           Amount   Ratio
                             ------- -----      -------   -----           -------  -----
As of December 31, 2000:
   Total capital
    (to risk-weighted assets) 12,828  13.21%  $=> 7,771    => 8.00%         $=> 9,714  => 10.00%
   Tier 1 capital
    (to risk-weighted assets) 11,614  11.96    => 3,885    => 4.00           => 5,828  =>  6.00
   Tier 1 capital
    (to average assets)       11,614   7.90    => 5,883    => 4.00           => 7,354  =>  5.00
                             =======  =====    =======       =====            =======     =====
As of December 31, 1999:
   Total capital
    (to risk-weighted assets) 12,515  13.72%  $=> 7,297    => 8.00%        $=> 9,122  => 10.00%
   Tier 1 capital
    (to risk-weighted assets) 11,375  12.47    => 3,649    => 4.00          => 5,473  =>  6.00
   Tier 1 capital
    (to average assets)       11,375   8.15    => 5,583    => 4.00          => 6,979  =>  5.00
                              ======  =====    ========      =====           =======     =====

(13) Parent Company Condensed Financial Statements

     Following is condensed financial information of the Company as of and for the years ended December 31, 2000 and 1999:

                            Condensed Balance Sheets
                             December 31, 2000 and 1999

                   Assets                             2000       1999
                                                   ---------   --------
Cash                                           $      8,014      25,293
Investment securities                                17,500      17,500
Investment in subsidiary                         15,532,720  14,310,313
                                                 ----------  ----------
        Total assets                           $ 15,558,234  14,353,106
                                                 ==========  ==========

Liabilities and Stockholders' Equity

Borrowed funds                                  $   864,870   1,043,847
Other                                                17,438      18,875
Stockholders' equity                             14,675,926  13,290,384
                                                -----------  ----------

  Total liabilities and stockholders' equity   $ 15,558,234  14,353,106
                                                ===========  ==========

                          Condensed Statements of Earnings
                   Years ended December 31, 2000, 1999, and 1998

                                                   2000           1999          1998
                                              -----------    -----------    -----------
Dividends from subsidiary                     $   552,298      1,111,352      1,357,335
Interest income                                     1,119          3,187         10,400
Interest expense                                  (82,004)       (86,048)      (209,485)
Other expense, net                                (80,112)      (102,180)       (98,998)
                                              -----------    -----------    -----------


  Income before equity in undistributed
    earnings of subsidiary                        391,301        926,311      1,059,252

Increase (decrease) in undistributed equity
   of subsidiary                                  623,728        (89,243)      (224,227)
                                              -----------    -----------    -----------

        Earnings before income taxes            1,015,029        837,068        835,025

Income tax benefit                                 64,906         67,171        147,003
                                              -----------    -----------    -----------

        Net earnings                          $ 1,079,935        904,239        982,028
                                              ===========    ===========    ===========


                        Condensed Statements of Cash Flows
                   Years ended December 31, 2000, 1999, and 1998

                                                         2000          1999           1998
                                                    -----------    -----------    -----------
Cash flows from operating activities:
   Net earnings                                     $ 1,079,935        904,239        982,028
   (Increase) decrease in undistributed equity
    of subsidiary                                      (623,728)        89,243        224,227
   Other                                                 (1,437)        75,371         (8,683)
                                                    -----------    -----------    -----------

        Net cash provided by operating activities       454,770      1,068,853      1,197,572
                                                    -----------    -----------    -----------

Cash flows from investing activities:
   Maturity of investment securities                       --             --          150,000
   Investment in subsidiary                                --             --          (25,589)
                                                    -----------    -----------    -----------

        Net cash provided by investing activities          --             --          124,411
                                                    -----------    -----------    -----------

Cash flows from financing activities:
   Issuance of shares under stock option plan            69,637         62,882        109,023
   Repayments on note payable                          (125,000)      (830,000)    (1,150,000)
   Purchase of treasury stock                           (45,448)          --             --
   Payment of dividends                                (371,238)      (353,544)      (333,891)
                                                    -----------    -----------    -----------

        Net cash used in financing activities          (472,049)    (1,120,662)    (1,374,868)
                                                    -----------    -----------    -----------


        Net decrease in cash                            (17,279)       (51,809)       (52,885)

Cash at beginning of year                                25,293         77,102        129,987
                                                    -----------    -----------    -----------

Cash at end of year                                 $     8,014         25,293         77,102
                                                    ===========    ===========    ===========


     Dividends paid by the Company are provided through subsidiary Bank dividends. At December 31, 2000, the Bank could distribute dividends of up to $311,000 without prior regulatory approvals.